EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement"), made and entered into this 25 day of June, 2007, by and between LIMCO-PIEDMONT INC., a company organized and existing under the laws of Delaware, with its principal place of business at 5304 South Lawton Avenue, Tulsa Oklahoma 74107, USA. (the "Company"), and SHAUL MENACHEM, with a residence in Tulsa, Oklahoma ("Executive").

                                   WITNESSETH

        WHEREAS, Executive and the Company desire to enter into a restated employment agreement; and

        WHEREAS, Executive has been acting as President & CEO of Limco Airepair Inc. ("Limco") since February 5, 1998; and

        WHEREAS, on May 10, 2004 Limco and Executive executed an employment agreement setting forth the terms of Executive's employment as the President & CEO of Limco (the "Basic Agreement"); and

        WHEREAS, in April 2005 Limco and Executive executed supplementary agreement amending the Basic Agreement and setting forth the terms of Executive's employment as the President & CEO of Piedmont Aviation Component Services L.L.C. ("Piedmont") in addition to his position as President & CEO of Limco (the "Supplementary Agreement"); and

        WHEREAS,   a  new   corporate   structure  has  been   established   and
Limco-Piedmont Inc. has been established as a holding company for Limco and Piedmont (together the "Subsidiaries"); and

        WHEREAS, the Company intends to offer its securities to the public in an initial public offering (the "IPO");

        NOW THEREFORE, in consideration of the mutual covenants set out herein, the Parties agree as follows:

1. GENERAL

        1.1. The Whereas clauses above constitute an integral part of this Agreement.

        1.2. This Agreement, dated June 25, 2007 (the "Effective Date"), replaces all previous agreements, letters, and arrangements between the Company, Executive and the Subsidiaries with respect to the subject matter hereof.

2. TERM

        This Agreement shall be for a term beginning on the Effective Date and ending on December 31, 2008, subject to the earlier termination provisions contained herein (the "Term"). No later than 90 days prior to the end of the Term, the parties shall enter into good faith negotiations for the renewal of this Agreement. If the parties are unable to reach an agreement, then, upon the expiration of this Agreement, the Executive's employment shall terminate.

3. THE OFFICE

        3.1. In addition to Executive's employment as CEO of the Subsidiaries, Executive will serve as President & CEO of the Company and shall report to the Board of Directors of the Company, which will be represented by the Chairman of the Company.

        3.2. Nothing contained herein shall prevent the Board of Directors of the Company from appointing individuals other than Executive to serve as president or managing directors of Limco and Piedmont, provided that such individuals report to Executive as CEO of the Company.

4. ANNUAL SALARY

        Effective January 1, 2007 Executive's annual base salary shall be $218,380, less applicable taxes and other withholding. It is hereby agreed that the above annual base salary is inclusive of $18,380, which represents the Company's prior obligation to pay Executive annually a 2-week severance payment and training stipend.

5. PROFITS PARTICIPATION BONUS

        5.1. As of January 1, 2007 Executive shall be entitled to an annual bonus equal to 3% of the consolidated net profit of the Company, up to a maximum of $250,000.

        5.2. "Consolidated Net Profit" shall mean the consolidated net profits (before tax and excluding capital gains and after deductions for accumulated losses, if any) of the Company for the calendar year for which the bonus is being paid. For any partial year of employment the bonus will be prorated.

        5.3. The Bonus will be paid to Executive within 30 days of the issuance of audited financial statements by the Company's auditors for the calendar year for which the bonus is being paid.

6. IPO BONUS AND THE GRANT OF OPTIONS

              6.1. Upon the closing and consummation of the IPO, provided the IPO and consummation occurs before December 31, 2007, Executive will be entitled to an IPO Bonus of $250,000 (the "IPO Bonus Amount"), provided that the gross proceeds raised by Company IPO (the "Company Proceeds") are $35 million, plus or minus 20%. If the Company Proceeds are more than $42 million or less than $28 million, the IPO Bonus Amount will be increased or decreased, as the case may be, according to the proportion between the actual Company Proceeds and $35 million. Proceeds to the selling shareholder for its sale of the Company shares in the IPO will not be considered as Company Proceeds.

              The IPO Bonus amount will be paid within 30 days following the IPO Closing Date provided Executive was not terminated for cause prior to the date of payment.

        6.2. Executive shall be issued options under the Company incentive option plan (the "Options Plan") to purchase 66,000 shares of the Company's common stock under the same terms and exercise price as shall be determined by the Board for all the recipients of options granted under the Option Plan prior to the IPO, except that the options shall vest over a two year period beginning upon issuance, with 25% of the options vesting semi-annually.

7. PHANTOM OPTIONS ON TAT TECHNOLOGIES LTD. SHARES

        7.1. The Company hereby assumes and accepts all of Limco's liabilities and obligations to Executive concerning 5,000 outstanding non-transferable Phantom Options based on the Price at the NASDAQ of the shares of TAT Technologies Ltd. ("TAT"), granted to Executive by Limco according to Section 5 of the Supplementary Agreement ("the Phantom Options").

        7.2. The Phantom Options may be exercised by Executive during the period commencing on the date hereof and ending on June 30, 2010 (inclusive) (the "Exercise Period") by submitting to the Company, a written notice (the "Exercised Notice") stating the Executive wishes to exercise the Phantom Options. The date the Company receives any such Exercise Notice shall be the "Exercise Date."

        7.3. No later than 15 days following the Exercise Date, the Company will pay Executive an amount equal to the balance between the average closing price of TAT's shares at the NASDAQ during the 60 trading days ending on the Exercise Date (inclusive) (the "Average Share Price") and US$ 6.75 (the "Basic Exercise Price"), multiplied by the number of Phantom Options exercised according to that Exercise Notice (the "Gain").

              The Basic Exercise Price will be reduced by any dividend payment per share by TAT to its Shareholders after the grant of the Phantom Options by Limco. The reduced Basic Exercise Price following dividends payments made by TAT until the date hereof is US$ 6.37.

8. VEHICLE

        The Company shall provide Executive with a vehicle suitable for his position which shall be approved by the Board of Directors. The Company shall pay all costs concerning its maintenance and operation, except for traffic fines and other such obligatory payments.

9. EXPENSES REIMBURSEMENT

        The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with the performance of his duties hereunder, including expenses incurred for travel inside and outside the USA, provided that the Executive properly accounts for such expenses in accordance with the Company's policies and budgets.

10. HOUSE EXPENSES

        The Company shall pay all reasonable  expenses  incurred by Executive in
        connection   with   Executive's   house  in  Tulsa,   including,   rent,
        electricity, gas, water, cable television and telephone.

11. FLIGHT TICKETS

        The Company shall pay for up to four round-trip tickets annually between Tulsa and Israel for Executive's wife.

12. USA VISAS AND PERMITS

        The Company shall bear all costs with respect to Visas and permits entering and staying in United States for Executive.

13. ADDITIONAL BENEFITS

        13.1. Executive shall be entitled to 23 vacation days per year to be accrued on a monthly basis in accordance with the Company's vacation policy. Executive shall be entitled to accrue no more than 552 hours at any given time. The Parties hereby confirm that as of December 31, 2006 the balance of Executive vacation rights is 501 hours. At the end of every calendar year Executive will inform the Chairman of the Board in writing as to the balance of his vacation rights.

        13.2. Executive shall be entitled to receive Company benefits as paid to other managers of the Company.

        13.3. Executive shall be entitled to a clothing allowance of up to $1,000 per year.

14. TERMINATION

        The Company may terminate this Agreement for "Cause" at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement or of any other agreement with the Company; (ii) the Executive's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the Executive in connection with his position hereunder; (iv) the Executive's willful refusal to perform his duties hereunder; (v) persistent poor performance as assessed in good faith by the Company or (vi) the Executive's failure to follow the written policies or directives of the Company. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation.

15. ADAPTATION BONUS

        At the completion of his employment by the Company, Executive will be paid an adaptation bonus of six (6) months' base salary and reimbursement for moving expenses to Israel up to $4000 (against receipts).

16. TAXES

        Any taxes due as a result of the benefits provided to Executive pursuant to this Agreement shall be paid by Executive. Expenses reimbursed pursuant to Sections 8, 10, 11, 12 and 13 above shall be net of any taxes due.

16. INDEMNIFICATION

        The parties shall enter into and indemnification agreement substantially in the form attached hereto as Exhibit A.

17.  CONFIDENTIALITY; NON-COMPETE; NON-SOLICIT

        17.1 During Executive's employment with the Company and afterwards, Executive shall keep and treat as confidential information this Agreement and all non-public information obtained by Executive during his employment with the Company and its Subsidiaries and shall not disclose or use any information of the Company or its Subsidiaries that is not available to the public.

        17.2 During the Executive's employment and for a period of twelve months after termination for any reason, Executive shall not, within any jurisdiction in which the Company or its Subsidiaries are transacting business or has authorized others to do business, directly or indirectly own, manage, operate, control, be employed by, provide consulting services to or for, or participate in the ownership, management, operation or control of any business of the type and character engaged in by the Company or its subsidiaries or competitive with the Company or its Subsidiaries, including but not limited to the manufacturing, sale and/or overhaul of aircraft ducts and heat exchangers and their components, and other business engaged in by the Company or its Subsidiaries during the Executive's employment with the Company.

        17.3 During the Executive's employment and thereafter, Executive shall not directly or indirectly hire, employ or offer any alternative employment opportunity to any employee of the Company or its Subsidiaries.

18. NOTICES.

        Any notice under the Agreement shall be in writing and shall be effective when actually delivered in person, or, if mailed, three days after mailing to the party at the address stated in the Agreement or such other address as either party may designate by written notice.

19. ENTIRE AND BINDING AGREEMENT.

        The Agreement contains the full understanding and agreement between and among the Parties regarding Executive's employment and the termination and supersedes any prior understandings and agreements. The Agreement and any subsequent amendments or attachments formally executed shall be binding upon the heirs, executors, administrators, successors and assignees of the parties hereto.

20. GOOD FAITH AND COOPERATION.

        The parties hereto covenant, warrant and represent to each other good faith, complete cooperation and honesty in fact in the performance of all obligations pursuant to the Agreement. All promises and covenants are mutual and dependent.

21. SAVING CLAUSE.

        If any provision of the Agreement, or the application of such provision shall be held invalid, the remainder of the Agreement or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.

22. CHOICE OF LAW.

        The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Oklahoma, without giving effect to conflict of law principles.

23. ASSIGNMENT.

        The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

24. AMENDMENTS.

        Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.


        IN WITNESS WHEREOF, the Parties have agreed and are duly authorized to execute this Agreement the day and year first herein above written.



For and on behalf of

/s/ Dov Zeelim                              /s/ Shaul Menachem
------------------                          -------------------
Piedmont - Limco Inc.                       Shaul Menachem

By: Dov Zeelim

Title: Chairman

Date: 6/25/07

                                                                       EXHIBIT A

                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement") is made and entered into as of the 25 day of June 2007 by and between Limco-Piedmont Inc., a Delaware corporation (the "Corporation"), and Shaul Menachem ("Indemnitee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Indemnitee is currently serving or is about to begin serving as a director and/or officer of the Corporation and/or in another Corporate Status, and Indemnitee is willing, subject to, among other things, the Corporation's execution of this Agreement, to continue in or assume such capacity or capacities; and

        WHEREAS, the Bylaws of the Corporation provide that the Corporation shall indemnify directors and officers of the Corporation in the manner set forth therein; and

        WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement to induce Indemnitee to provide services as contemplated hereby and the Corporation has deemed it to be in its best interest to enter into this Agreement with Indemnitee.

        NOW, THEREFORE, in consideration of Indemnitee's agreement to provide services to the Corporation and/or certain of its affiliates as contemplated by this Agreement, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

                             1. CERTAIN DEFINITIONS

        As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

        "CHANGE OF CONTROL" means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date:
(i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement;
(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

        "CORPORATE STATUS" describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Corporation.

        "COURT" means the District Court of Tulsa County of the State of Oklahoma or any other court of competent jurisdiction.

        "DGCL" means the Delaware General Corporation Law, as amended from time to time.

        "EXPENSES" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

        "INDEPENDENT COUNSEL" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

        "MATTER" is a claim, a material issue or a substantial request for relief.

        "PROCEEDING" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to SECTION 6.01 of this Agreement to enforce his rights under this Agreement.

                            2. SERVICES BY INDEMNITEE

2.01 SERVICES BY INDEMNITEE. Indemnitee agrees to serve or continue to serve in his current capacity or capacities as a director, officer, employee, agent or fiduciary of the Corporation. Indemnitee also agrees to serve, as the Corporation may request from time to time, as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, association, joint venture, trust or other enterprise in which the Corporation has an interest. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve the Corporation in such capacities.

2.02 TERMINATION OF SERVICES. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee's service to the Corporation in any such position for any period of time and shall not be precluded by the provisions of this Agreement from removing or terminating Indemnitee from any such position at any time.

                               3. INDEMNIFICATION

3.01 GENERAL. The Corporation shall, to the fullest extent permitted by, and subject to the limitations specified by, applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to SECTION 3.02, Expenses (as this and all other capitalized words are defined in ARTICLE
        1. of this Agreement), whatsoever, other than in an action by or in the right of the Corporation, arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the express written request of the Corporation in another Corporate Status.

3.02 EXPENSES. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                           4. ADVANCEMENT OF EXPENSES

4.01 ADVANCES. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation under applicable law or as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

4.02 REPAYMENT OF ADVANCES OR OTHER EXPENSES. Indemnitee agrees that Indemnitee shall reimburse the Corporation for all expenses paid by the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

        5. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.01 REQUEST FOR INDEMNIFICATION. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. At the request of the Corporation, Indemnitee shall furnish such further documentation and information as are reasonably available to Indemnitee that will establish that Indemnitee is entitled to indemnification hereunder. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

5.02 DETERMINATION OF ENTITLEMENT; NO CHANGE OF CONTROL. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

5.03 DETERMINATION OF ENTITLEMENT; CHANGE OF CONTROL. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation, within 10 days after receipt of the request for indemnification, written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this SECTION
        5.03 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

5.04 PROCEDURES OF INDEPENDENT COUNSEL. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with SECTION 5.01 of this Agreement, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

        Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under SECTION 5.02 or 5.03 of this Agreement to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

        For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the express written request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Agreement.

5.05 INDEPENDENT COUNSEL EXPENSES. If it shall be determined by Independent Counsel that Indemnitee is entitled to indemnification under this Agreement, the Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this ARTICLE
        5. and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a Court has determined that such objection is without a reasonable basis.

                        6. CERTAIN REMEDIES OF INDEMNITEE

6.01    ADJUDICATION.  In the event that (i) a determination is made pursuant to
        SECTION 5.02 or 5.03 hereof that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to SECTION 4.01 of this Agreement; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within 20 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to SECTION 5.02, 5.03 or 5.04 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this SECTION 6.01 shall be conducted in all respects as a DE NOVO trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this SECTION 6.01, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this
        SECTION 6.01, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

        The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this SECTION 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Agreement. In the event that Indemnitee, pursuant to this SECTION 6.01, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses actually and reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                       7. PARTICIPATION BY THE CORPORATION

7.01 PARTICIPATION BY THE CORPORATION. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Corporation of the commencement thereof: (a) the Corporation will be entitled to participate therein at its own expense;
        (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Corporation to Indemnitee of the Corporation's election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Agreement (the Corporation shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above); and (c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

                                8. MISCELLANEOUS

8.01 NONEXCLUSIVITY OF RIGHTS; TERM. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Corporation's Certificate of Incorporation, the Corporation's Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.

        This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee has ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the express written request of the Corporation or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 6 of this Agreement relating thereto. In addition, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of 5 years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five 5 year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

8.02 INSURANCE AND SUBROGATION. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

8.03 ACKNOWLEDGMENT OF CERTAIN MATTERS. Both the Corporation and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit indemnification of Indemnitee by the Corporation under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

8.04 AMENDMENT. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

8.05 WAIVERS. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.06 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

8.07 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.08 CERTAIN ACTIONS FOR WHICH INDEMNIFICATION IS NOT PROVIDED. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any Matter therein, brought or made by Indemnitee against the Corporation or brought or made by the Corporation against Indemnitee.

8.09 NOTICES. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Agreement, notify the Corporation of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to the Indemnitee's address as shown on the Corporation's records unless the Indemnitee specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

8.10 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

8.11 HEADINGS. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

8.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.13 USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

                               LIMCO-PIEDMONT INC.

                                    By:     /s/ Dov Zeelim
                                            ----------------------------
                                    Name:   Dov Zeelim
                                            ------------------------------------
                                    Title:  Chairman
                                            ------------------------------------



                                    SHAUL MENACHEM

                                    By:     /s/ Shaul Menachem
                                            ------------------------------------
                                    Name: Shaul Menachem